Exhibit 4.2

Execution Version

THE TORONTO-DOMINION BANK

to

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as U.S. Trustee

and

COMPUTERSHARE TRUST COMPANY OF CANADA, as Canadian Trustee

Fifth Supplemental Indenture

Dated as of September 23, 2025

to

Indenture

Dated as of September 15, 2016

6.350% Fixed Rate Reset Limited Recourse Capital Notes, Series 6 (Non-Viability Contingent Capital (NVCC))

Subordinated Debt Securities

TABLE OF CONTENTS

		Page
ARTICLE ONE
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1	Relation to Base Indenture	1

Section 1.2	Definitions	2

Section 1.3	Meaning of “Proportionate Share of the Corresponding Limited Recourse Trust Assets”	8

Section 1.4	Conflict with Trust Indenture Act	9

Section 1.5	Separability Clause	9

Section 1.6	Effect of Headings and Table of Contents	9

Section 1.7	Benefits of Fifth Supplemental Indenture	9

Section 1.8	Governing Law	9

ARTICLE TWO
THE NOTES

Section 2.1	Designation and Principal Amount	9

Section 2.2	Maturity	10

Section 2.3	Form, Payment and Appointment	10

Section 2.4	Global Note	10

Section 2.5	Interest	10

Section 2.6	No Sinking Fund	11

ARTICLE THREE
FORM OF NOTES

Section 3.1	Form of Notes	11

ARTICLE FOUR
ISSUE OF NOTES

Section 4.1	Issue of Notes	11

ARTICLE FIVE
REMEDIES

Section 5.1	Applicability of Article V of the Base Indenture	11

Section 5.2	Events of Default	11

Section 5.3	Recourse to Corresponding Limited Recourse Trust Assets is Sole Remedy	12

Section 5.4	Suits for Enforcement by Trustees	12

Section 5.5	Application of Money or Corresponding Limited Recourse Trust Assets Collected	12

Section 5.6	Limitation on Suits	13

Section 5.7	Delay or Omission Not Waiver of Default	13

i

ii

iii

FIFTH SUPPLEMENTAL INDENTURE, dated as of September 23, 2025 (this “Fifth Supplemental Indenture”) among THE TORONTO-DOMINION BANK, a financial institution governed by the Bank Act (Canada) (the “Bank” or the “Issuer”), and COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, a trust company organized under the laws of the United States, as U.S. Trustee (the “U.S. Trustee”) and COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company organized under the laws of Canada, and having its head office in the City of Toronto, as Canadian Trustee (the “Canadian Trustee” and, together with the U.S. Trustee, the “Trustees” and each, a “Trustee”).

RECITALS OF THE BANK

WHEREAS, the Bank, the U.S. Trustee and the Canadian Trustee have entered into the Indenture, dated as of September 15, 2016 (the “Base Indenture” and, as hereby supplemented and amended, the “Indenture”) providing for the issuance from time to time of one or more series of the Bank’s unsecured subordinated indebtedness (herein called the “Securities”);

WHEREAS, Section 8.01(e) of the Base Indenture provides, among other things, that the Bank and the Trustee (and any successor Trustees) may enter into an indenture supplemental to the Base Indenture to establish the form or terms of Securities of any series as permitted by the Base Indenture;

WHEREAS, pursuant to Section 2.03 of the Base Indenture, the Bank wishes to provide for the issuance of $750,000,000 aggregate principal amount of a new series of Securities to be known as its 6.350% Fixed Rate Reset Limited Recourse Capital Notes, Series 6 (Non-Viability Contingent Capital (NVCC)) (the “Notes”), the form and terms of such Notes and the terms, provisions and conditions thereof to be set forth as provided in this Fifth Supplemental Indenture;

WHEREAS, the Bank has requested and hereby requests that the Trustees execute and deliver this Fifth Supplemental Indenture; and all requirements necessary to make this Fifth Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when executed by the Bank and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Bank, have been satisfied and complied with; and the execution and delivery of this Fifth Supplemental Indenture has been duly authorized in all respects;

WHEREAS, TD LRCN Limited Recourse Trust, a trust established under the laws of the Province of Manitoba (the “Limited Recourse Trust”), has been established by the Limited Recourse Trustee (as defined herein) by a declaration of trust dated as of October 16, 2020, as amended and restated as of July 27, 2021, as amended as of October 13, 2022 and as may be further amended or restated from time to time (the “Limited Recourse Trust Declaration”); and

WHEREAS, in accordance with the terms of the Limited Recourse Trust Declaration, the Limited Recourse Trustee holds assets in the Limited Recourse Trust for the benefit of the Bank to satisfy the recourse of the Holders in respect of the Bank’s obligations in respect of the Notes under this Fifth Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing recitals and other valuable consideration, the receipt whereof is hereby acknowledged, the Bank agrees with the Trustees, for the equal and proportionate benefit of the Holders of the Notes, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1 Relation to Base Indenture.

This Fifth Supplemental Indenture constitutes an integral part of the Indenture.

Section 1.2 Definitions.

For all purposes of this Fifth Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b) all other terms used herein which are defined in the Base Indenture or in the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), either directly or by reference therein, have the meanings assigned to them therein;

(c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in Canada, including the accounting requirements of the Office of the Superintendent of Financial Institutions (Canada) (or any successor thereto) (“OSFI”), and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

(d) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Fifth Supplemental Indenture;

(e) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Fifth Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

(f) all references to dollars and $ shall mean U.S. dollars unless otherwise indicated.

“Additional Amounts” has the meaning specified in Section 8.1.

“Administrative Action” means any judicial decision, administrative pronouncement, published or private ruling, regulatory procedure, rule, notice, announcement, assessment or reassessment (including any notice or announcement of intent to adopt or issue such decision, pronouncement, ruling, procedure, rule, notice, announcement, assessment or reassessment).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Bank Act” means the Bank Act (Canada) as may be amended from time to time.

“Beneficial Owners” means (a) with respect to Global Securities, the beneficial owners of the Notes and (b) with respect to definitive Securities, the Holders in whose names the Notes are registered.

“C$” or “Canadian dollars” means the lawful currency for the time being of Canada.

“Canadian Trustee” means the Person named as the “Canadian Trustee” in the recitals hereto until a successor Canadian Trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Canadian Trustee” shall mean such successor Canadian Trustee.

“CAR Guideline” means the OSFI Capital Adequacy Requirements Guideline, as may be amended from time to time.

“Common Share Price” means the volume weighted average per share trading price of the Common Shares on the Toronto Stock Exchange (the “TSX”) for the 10 consecutive Trading Day (as defined below) period ending on the Trading Day immediately before the occurrence of a Trigger Event, or if the Common Shares are not then listed on the TSX, the principal stock exchange on which the Common Shares are then listed or quoted (being the stock exchange with the greatest volume of trading in the Common Shares during the previous six months), or if such shares are not listed or quoted on any stock exchange, or if no such trading prices are available, the Floor Price.

“Common Shares” means common shares, without par value, of the Bank.

“Consent Event” has the meaning specified in Section 7.3.

“Contingent Conversion” means, upon the occurrence of a Trigger Event, the automatic and immediate conversion, on a full and permanent basis, of each outstanding Preferred Share into fully-paid Common Shares in accordance with the terms of the Preferred Shares.

“Conversion Price” means the greater of (i) the Common Share Price and (ii) the Floor Price.

“Conversion Rate” means the product of (a) the number of Preferred Shares held by the Limited Recourse Trustee immediately prior to a Contingent Conversion times (b) the quotient obtained by dividing (i) the Multiplier multiplied by the Share Value divided by (ii) the Conversion Price (rounding down, if necessary, to the nearest whole number of Common Shares).

“Corporate Trust Office” means the principal corporate trust office of the U.S. Trustee in St. Paul, Minnesota at which at any particular time its corporate trust business shall be administered, which as of the date hereof is located at Computershare Trust Company, N.A., Corporate Trust, ATTN: LEGACY CPU CT, 1505 Energy Park Drive, St. Paul, MN 55108.

“corporation” means a corporation, association, company, limited liability company, joint-stock company, business trust or other entity.

“Corresponding Limited Recourse Trust Assets” means the assets held in respect of the Notes by the Limited Recourse Trustee from time to time, which may only be comprised of (i) Preferred Shares (or proceeds with respect to the subscription for units of the Limited Recourse Trust by the Bank, which are to be used by the Limited Recourse Trustee to subscribe for Preferred Shares), (ii) Common Shares issued upon a Contingent Conversion (other than Dividend Common Shares, if any), (iii) cash from the redemption, or the purchase by the Bank for cancellation, of the Preferred Shares (other than any portion of such cash in respect of any declared and unpaid dividends) or (iv) any combination thereof, depending on the circumstances. For the avoidance of doubt, at no time shall the Corresponding Limited Recourse Trust Assets include any dividends paid on the Preferred Shares, any right to receive declared, but unpaid, dividends on the Preferred Shares or any Dividend Common Shares.

“Date of Issue” means September 23, 2025.

“Depository” means, with respect to Notes issuable in whole or in part in the form of one or more Global Notes, any Person that is designated to act as Depository for such Notes as contemplated by Section 2.4.

“Dividend Common Shares” means, with respect to the Preferred Shares and a Trigger Event, that number of Common Shares, if any, issued in respect of the portion of the Share Value of the Preferred Shares equal to any declared and unpaid dividends on the Preferred Shares.

“Dividend Waiver” means the waiver that the Limited Recourse Trustee will, by written notice, provide to the Bank immediately following the issue of the Preferred Shares to the Limited Recourse Trustee, waiving its right to receive any and all dividends on the Preferred Shares during the period from and including the date of such waiver to and including the earlier of (i) the date upon which the Limited Recourse Trustee provides, by written notice, a revocation of such waiver to the Bank and (ii) the date upon which the Limited Recourse Trustee is no longer a registered holder of the Preferred Shares.

“DTC” means The Depository Trust Company (and any successor thereto).

“Electronic Means” shall mean the following communication methods: S.W.I.F.T., email, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the U.S. Trustee or Canadian Trustee, or another method or system specified by the U.S. Trustee or Canadian Trustee as available for use in connection with its services hereunder.

“Event of Default” has the meaning specified in Section 5.2.

“Failed Coupon Payment Date” means the fifth Business Day immediately following an Interest Payment Date upon which the Bank does not pay interest on the Notes in cash, and has not cured such non-payment by subsequently paying such interest in cash prior to such fifth Business Day.

“FATCA” has the meaning specified in Section 8.1.

“Floor Price” means C$5.00, subject to adjustment in the event of (i) the issuance of Common Shares or securities exchangeable for or convertible into Common Shares to all or substantially all of the holders of the Common Shares as a stock dividend or similar distribution, (ii) the subdivision, redivision or change of the Common Shares into a greater number of shares, or (iii) the reduction, combination or consolidation of the Common Shares into a lesser number of shares. No adjustment of the Floor Price will be required if the amount of such adjustment will be less than 1% of the Floor Price in effect immediately prior to the event giving rise to the adjustment, provided, however, that in such case any adjustment that would otherwise be required then to be made will be carried forward and will be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, will amount to at least 1% of the Floor Price.

“Global Note” has the meaning specified in Section 2.4.

“H.15 Daily Update” means the Selected Interest Rates (Daily)—H.15 release of the U.S. Federal Reserve Board of Governors, available at www.federalreserve.gov/releases/h15/update, or any successor site or publication.

“Higher Ranked Indebtedness” means Indebtedness of the Bank then outstanding (including all Subordinated Indebtedness of the Bank then outstanding other than Junior Deeply Subordinated Indebtedness).

“Indebtedness” at any time means the deposit liabilities of the Bank at such time; and all other liabilities and obligations of the Bank to third parties (other than fines or penalties which pursuant to the Bank Act are a last charge on the assets of the Bank in the case of insolvency of the Bank and obligations to shareholders of the Bank, as such) which would entitle such third parties to participate in a distribution of the Bank’s assets in the event of the insolvency or winding-up of the Bank.

“Ineligible Government Holder” means any person who is the federal or a provincial government in Canada or agent or agency thereof, or the government of a foreign country or any political subdivision of a foreign country, or any agent or agency of a foreign government, in each case to the extent that the recording in the Bank’s securities register of a transfer or issue of any share of the Bank to such person would cause the Bank to contravene the Bank Act.

“Ineligible Person” means (i) any person whose address is in, or whom the Bank or its transfer agent has reason to believe is a resident of, any jurisdiction outside of Canada or the United States to the extent that the issuance by the Bank or delivery by the Trustees or the transfer agent to such person of Preferred Shares or Common Shares upon a Contingent Conversion (A) would require the Bank to take any action to comply with securities, banking or analogous laws of such jurisdiction or (B) would give rise to a liability for withholding tax in connection with such issuance or delivery or (ii) any person to the extent that the issuance by the Bank or delivery by the Trustees or the transfer agent to such person of Preferred Shares or Common Shares upon a Contingent Conversion would cause the Bank to be in violation of any law to which the Bank is subject.

“Initial Reset Date” has the meaning specified in Section 2.5.

“Interest Payment Date” has the meaning specified in Section 2.5.

“Interest Rate Calculation Date” means, for any Reset Date, the Business Day prior to such Reset Date.

“Junior Deeply Subordinated Indebtedness” means Indebtedness of the Bank then outstanding which by its terms ranks equally in right of payment with, or is subordinate to, the Notes (including the Notes).

“Limited Recourse Trust” has the meaning stated in the fifth recital of this Fifth Supplemental Indenture.

“Limited Recourse Trust Declaration” has the meaning stated in the fifth recital of this Fifth Supplemental Indenture.

“Limited Recourse Trustee” means Computershare Trust Company of Canada until a successor Limited Recourse Trustee shall have become such pursuant to the applicable provisions of the Limited Recourse Trust Declaration, and thereafter “Limited Recourse Trustee” shall mean or include each Person who is then a Limited Recourse Trustee thereunder.

“Majority Holders” means the Holders of a majority in principal amount of the Outstanding Notes.

“Mandatory Redemption” has the meaning specified in Section 11.5.

“Mandatory Redemption Date” has the meaning specified in Section 11.5.

“Maturity Date” has the meaning specified in Section 2.2.

“Multiplier” means 1.0.

“Notes” has the meaning specified in Section 2.1.

“Optional Redemption Date” means each January 31, April 30, July 31 and October 31 after the Initial Reset Date.

“Paying Agent” means any Person authorized by the Bank to pay the principal amount of, interest on or Redemption Price of any Notes on behalf of the Bank and may be the Bank acting in such capacity.

“Place of Payment” when used with respect to the Notes, means the place or places where the principal amount of, interest on and Redemption Price of the Notes are payable as specified as contemplated by Section 2.3.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.04 of the Base Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Preferred Share Redemption” means any redemption by the Bank of Preferred Shares held by the Limited Recourse Trustee in accordance with the terms of such Preferred Shares.

“Preferred Share Voting Event” has the meaning specified in Section 7.3.

“Preferred Shares” means the Non-Cumulative 6.350% Fixed Rate Reset Preferred Shares, Series 33 (Non-Viability Contingent Capital (NVCC)) of the Bank.

“Recourse Event” means any of the following: (a) the occurrence of a Failed Coupon Payment Date; (b) on the Maturity Date, the Bank does not pay the aggregate principal amount of the Notes, together with any accrued and unpaid interest thereon, in cash, (c) the occurrence of an Event of Default, (d) in connection with the redemption of the Notes, on the date of redemption for such redemption, the Bank does not pay the Redemption Price in cash or (e) the occurrence of a Trigger Event.

“Redemption Price”, when used with respect to any Note to be redeemed, means the aggregate of (i) the principal amount of the Note and (ii) any accrued and unpaid interest on the Note up to, but excluding, the applicable date of redemption.

“Regulatory Event Date” means the date specified in a letter from the Superintendent to the Bank on which the Notes will no longer be recognized in full as eligible “Additional Tier 1” capital or will no longer be eligible to be included in full as risk-based “Total Capital” on a consolidated basis, in each case under the CAR Guideline for banks as interpreted by the Superintendent.

“Reset Date” means the Initial Reset Date and every fifth anniversary thereafter occurring prior to and not including the Maturity Date.

“Reset Rate Period” means initially the period from and including the Initial Reset Date to, but excluding, the next following Reset Date, and thereafter each period from and including each Reset Date to, but excluding, the next following Reset Date.

“Share Value” means US$1,000 plus declared and unpaid dividends as at the date of the Trigger Event, expressed in Canadian dollars. In determining the Share Value of any Preferred Share, the face amount thereof and any declared and unpaid dividends thereon shall be converted from U.S. dollars into Canadian dollars on the basis of the closing exchange rate between Canadian dollars and U.S. dollars (in Canadian dollars per U.S. dollar) reported by the Bank of Canada on the date immediately preceding the date of the Trigger Event (or if not available on such date, the date on which such closing rate was last available prior to such date). If such exchange rate is no longer reported by the Bank of Canada, the relevant exchange rate for calculating the Share Value in Canadian dollars shall be the simple average of the closing exchange rates between Canadian dollars and U.S. dollars (in Canadian dollars per U.S. dollar) quoted at approximately 4:00 p.m., New York City time, on such date by three major banks selected by the Bank. As a result of the Dividend Waiver, no declared and unpaid dividends are expected for so long as the Preferred Shares are held by the Limited Recourse Trustee.

“Significant Shareholder” means any Person who beneficially owns, directly or indirectly through entities controlled by such Person or Persons associated with or acting jointly or in concert with such Person (as determined in accordance with the Bank Act), shares of any class of the Bank in excess of a specified percentage of the total number of outstanding shares of that class in contravention of the Bank Act.

“Subordinated Indebtedness” at any time means the Bank’s subordinated indebtedness within the meaning of the Bank Act.

“Superintendent” means the Superintendent of Financial Institutions (Canada) appointed pursuant to the Office of the Superintendent of Financial Institutions Act (Canada).

“surrender” or “delivery” of a Note by a Holder means: (a) with respect to any Definitive Notes or Global Notes in certificated form, delivery of the certificates representing such Notes and (b) with respect to any Notes or Global Notes in uncertificated form, delivery of a written order signed by the Holder or Holders entitled to request that one or more actions be taken in such form as may be reasonably acceptable to the Trustees requesting one or more such actions to be taken in respect of such uncertificated Note, and the terms “surrendered” and “delivered” have meanings correlative to the foregoing.

“Tax Act” has the meaning specified in Section 8.1.

“Tax Event Date” means the date on which the Bank has received an opinion of independent counsel of a nationally recognized law firm in Canada experienced in such matters (who may be counsel to the Bank or the Limited Recourse Trust) to the effect that,

(i)	as a result of:

(A) any amendment to, clarification of, or change (including any announced prospective change) in, the laws, or any regulations thereunder, or any application or interpretation thereof, of Canada or any political subdivision or taxing authority thereof or therein, affecting taxation;

(B) any Administrative Action; or

(C) any amendment to, clarification of, or change (including any announced prospective change) in, the official position with respect to or the interpretation of any Administrative Action or any interpretation or pronouncement that provides for a position with respect to such Administrative Action that differs from the theretofore generally accepted position, in each of case (A), (B) or (C), by any legislative body, court, governmental authority or agency, regulatory body or taxing authority in Canada, irrespective of the manner in which such amendment, clarification, change, Administrative Action, interpretation or pronouncement is made known, which amendment, clarification, change or Administrative Action is effective or which interpretation, pronouncement or Administrative Action is announced on or after the Date of Issue, there is more than an insubstantial risk (assuming any proposed or announced amendment, clarification, change, interpretation, pronouncement or Administrative Action is effective and applicable) that

(I) the Bank or the Limited Recourse Trust is, or may be, subject to more than a de minimis amount of additional taxes, duties or other governmental charges or civil liabilities because the treatment of any of its items of income, taxable income, expense, taxable capital or taxable paid-up capital with respect to the Notes (including the treatment by the Bank of interest on the Notes) or the treatment of the Notes or the Preferred Shares (including dividends thereon) or other assets of the Limited Recourse Trust or the Limited Recourse Trust, as or as would be reflected in any tax return or form filed, to be filed, or otherwise could have been filed, will not be respected by a taxing authority, or

(II) the Limited Recourse Trust is, or will be, subject to more than a de minimis amount of taxes, duties or other governmental charges or civil liabilities; or

(ii)

(A) as a result of any change (including any announced prospective change) in or amendment to the laws or treaties (or any rules, regulations, rulings or administrative pronouncements thereunder) of Canada or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, treaties, rules, regulations, rulings or administrative pronouncements (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the Date of Issue, the Bank (or its successor) has or will become obligated to pay, on the next succeeding date on which interest is due, Additional Amounts on the Notes (assuming, in the case of any announced prospective change, that such announced change will become effective as of the date specified in such announcement and in the form announced); or

(B) on or after the Date of Issue, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada or any political subdivision or taxing authority thereof or therein, including any of those actions specified in clause (ii)(A) above, whether or not such action was taken or decision was rendered with respect to the Bank (or its successor), or any change, amendment, application or interpretation shall be officially proposed, which, in any such case, will result in the Bank (or its successor) becoming obligated to pay, on the next succeeding date on which interest is due, Additional Amounts on the Notes (assuming, in the case of any announced prospective change, that such announced change will become effective as of the date specified in such announcement and in the form announced);

and, in any such case of clauses (ii)(A) or (B), the Bank (or its successor), in its business judgment, determines that such obligation cannot be avoided by the use of reasonable measures available to it (or its successor). For the avoidance of doubt, reasonable measures do not include a change in the terms of the Notes or a substitution of the debtor.

“Taxes” has the meaning specified in Section 8.1.

“Taxing Jurisdiction” has the meaning specified in Section 8.1.

“Trading Day” means, with respect to any stock exchange or market, a day on which shares may be traded through the facilities of that stock exchange or market.

“Trigger Event” has the meaning set out in the CAR Guideline, Chapter 2 – Definition of Capital, effective November 2023, as such term may be amended or superseded by OSFI from time to time, which term currently provides that each of the following constitutes a Trigger Event: (i) the Superintendent publicly announces that the Bank has been advised, in writing, that the Superintendent is of the opinion that the Bank has ceased, or is about to cease, to be viable and that, after the conversion or write-off, as applicable, of all contingent instruments (including the Preferred Shares) and taking into account any other factors or circumstances that are considered relevant or appropriate, it is reasonably likely that the viability of the Bank will be restored or maintained or (ii) the federal or a provincial government in Canada publicly announces that the Bank has accepted or agreed to accept a capital injection, or equivalent support, from the federal government or any provincial government or political subdivision or agent or agency thereof without which the Bank would have been determined by the Superintendent to be non-viable.

“Trigger Event Notice” has the meaning specified in Section 9.6.

“U.S. Treasury Rate” means, with respect to any Reset Rate Period for which such rate applies, the rate per annum equal to the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five Business Days immediately preceding the Interest Rate Calculation Date for that Reset Rate Period, appearing under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the United States Federal Reserve Board of Governors, as determined by the Bank or our designee as the calculation agent; provided that, if such rate cannot be determined as described above, then (i) the U.S. Treasury Rate will be determined by the Bank or our designee by interpolation between the most recent weekly average yield to maturity for two series of U.S. treasury securities trading in the public securities market, (1) one maturing as close as possible to, but earlier than, the Reset Date following the next following Interest Rate Calculation Date and (2) the other maturing as close as possible to, but later than, the Reset Date following the next following Interest Rate Calculation Date, in each case, appearing under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the U.S. Federal Reserve Board of Governors or (ii) if the calculation described in clause (i) cannot be determined, then the U.S. Treasury Rate will be the same rate as determined for the prior Interest Rate Calculation Date.

“U.S. Trustee” means the Person named as the “U.S. Trustee” in the recitals hereto until a successor U.S. Trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “U.S. Trustee” shall mean such successor U.S. Trustee.

Section 1.3 Meaning of “Proportionate Share of the Corresponding Limited Recourse Trust Assets”.

Wherever used in this Fifth Supplemental Indenture, the phrase “proportionate share of the Corresponding Limited Recourse Trust Assets” shall mean, with respect to each Holder:

(a) in the case of a Recourse Event other than the occurrence of a Trigger Event,

(i) where the Corresponding Limited Recourse Trust Assets include Preferred Shares, one Preferred Share for each $1,000 principal amount of Notes held by such Holder, or

(ii) where the Corresponding Limited Recourse Trust Assets include cash from the redemption of the Preferred Shares, such Holder’s pro rata share (in proportion to the aggregate principal amount of Notes held by such Holder relative to the aggregate principal amount of Outstanding Notes at such time) of such cash (but excluding any cash paid upon the redemption of the Preferred Shares that is attributable to the value of declared and unpaid dividends on the Preferred Shares at the time of redemption); and

(b) in the case of a Recourse Event that is the occurrence of a Trigger Event, for each $1,000 principal amount of Notes held by such Holder, the number of Common Shares issued to the Limited Recourse Trustee upon a Contingent Conversion for one Preferred Share (but excluding any Dividend Common Shares).

Section 1.4 Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern the Indenture, the latter provision shall control. If any provision of this Fifth Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Fifth Supplemental Indenture as so modified or to be excluded, as the case may be.

Section 1.5 Separability Clause.

In case any provision in this Fifth Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.6 Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the Construction hereof.

Section 1.7 Benefits of Fifth Supplemental Indenture.

Nothing in this Fifth Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Fifth Supplemental Indenture.

Section 1.8 Governing Law.

This Fifth Supplemental Indenture shall be governed by and construed in accordance with the law of the State of New York, except for Sections 9.3, 9.4, 9.5, 9.6, 9.9, 9.10, 9.12 and 10.2, each of which shall be governed by and construed in accordance with the laws of the Province of Ontario and the Federal laws of Canada applicable therein.

ARTICLE TWO

THE NOTES

Section 2.1 Designation and Principal Amount.

The Securities may be issued from time to time upon an Issuer Order for the authentication and delivery of Securities pursuant to Sections 2.04 and 2.05 of the Base Indenture. There is hereby authorized a series of Securities designated as the 6.350% Fixed Rate Reset Limited Recourse Capital Notes, Series 6 (Non-Viability Contingent Capital (NVCC)) (the “Notes”) having an initial aggregate principal amount of $750,000,000 (except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.08, 2.09, 2.11, 8.05 or 11.02 of the Base Indenture and except for Notes which, pursuant to Sections 2.04 and 2.05 of the Base Indenture are deemed to never have been authenticated and delivered under the Base Indenture).

Section 2.2 Maturity.

The date upon which the Notes shall become due and payable at final maturity, together with any accrued and unpaid interest then owing, is October 31, 2085 (the “Maturity Date”).

Section 2.3 Form, Payment and Appointment.

Except as provided in Section 2.08 of the Base Indenture, the Notes will be issued only in book-entry form and will be represented by one or more Global Notes (as defined below) registered in the name of or held by DTC or its nominee. Principal or the redemption price, if any, of a Note shall be payable to the Person in whose name that Note is registered on the Maturity Date or redemption date, as the case may be, provided that principal of, the redemption price, if any, of and interest on the Notes represented by one or more Global Notes registered in the name of or held by DTC or its nominee will be payable in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such Global Notes. The principal of any certificated Notes will be payable at the Place of Payment set forth below; provided, however, that payment of interest may be made at the option of the Bank by check mailed to the Person entitled thereto at such address as shall appear in the Security register or by wire transfer to an account appropriately designated by the Person entitled to payment.

The Notes shall have such other terms as are set forth in the form thereof attached hereto as Exhibit A.

The Security registrar, Authenticating Agent and Paying Agent for the Notes shall be the U.S. Trustee.

The Place of Payment for the Notes shall initially be the Corporate Trust Office of the U.S. Trustee.

The Notes will be issuable and may be transferred only in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof. The amounts payable with respect to the Notes shall be payable in U.S. dollars.

Section 2.4 Global Note.

The Notes shall be issued initially in the form of one or more fully registered global notes (each such global note, a “Global Note”) deposited with DTC or its designated custodian or such other Depositary as any officer of the Bank may from time to time designate. Unless and until a Global Note is exchanged for Notes in certificated form, such Global Note may be transferred, in whole but not in part, and any payments on the Notes shall be made, only to DTC or a nominee of DTC, or to a successor Depositary selected or approved by the Bank or to a nominee of such successor Depositary.

Section 2.5 Interest.

The Notes shall bear interest on their principal amount from and including the Date of Issue to, but excluding, October 31, 2030 (the “Initial Reset Date”), at a rate of 6.350% per annum. On each Reset Date following the Initial Reset Date, the interest rate will be reset at an interest rate per annum equal to the sum, as determined by the Bank or its designee, of (i) the U.S. Treasury Rate on each Interest Rate Calculation Date plus (ii) 2.721%. Interest on the Notes will be payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year, commencing January 31, 2026, or if any such day is not a Business Day, the next Business Day (but no interest will accrue as a result of that postponement) (each such date, an “Interest Payment Date”), to the Holders of the Notes of record as of the close of business on the immediately preceding January 15, April 15, July 15 and October 15 (whether or not a Business Day), as the case may be. Interest shall at all times be computed on the basis of a 360-day year consisting of twelve 30-day months.

All percentages resulting from any calculation of the interest rate on the Notes during any Reset Rate Period will be rounded to the nearest one hundred-thousandth of a percentage point with five one millionths of a percentage point rounded upwards (e.g., 1.111115% (or .01111115) would be rounded to 1.11112% (or .0111112)), and all dollar amounts used in or resulting from such calculation on the Notes will be rounded to the nearest cent (with one half cent being rounded upward). Each calculation of the interest rate on the Notes by the Bank or our designee will (in absence of manifest error) be final and binding on the Holders and the Bank. The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

Section 2.6 No Sinking Fund.

The provisions of Article XI of the Base Indenture relating to sinking funds shall not be applicable to the Notes.

ARTICLE THREE

FORM OF NOTES

Section 3.1 Form of Notes.

The Notes and the Trustee’s certificate of authentication thereon are to be substantially in the form attached as Exhibit A hereto, with such changes therein as the officer of the Bank executing the Notes (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by such officer’s execution thereof.

ARTICLE FOUR

ISSUE OF NOTES

Section 4.1 Issue of Notes.

Notes having an aggregate principal amount of $750,000,000 may from time to time, upon execution of this Fifth Supplemental Indenture, be executed by the Bank and delivered to the U.S. Trustee for authentication, and upon Issuer Order the Trustee shall thereupon authenticate and deliver said Notes in accordance with an Issuer Order pursuant to Section 2.04 of the Base Indenture without any further action by the Bank (other than as required by the Base Indenture).

ARTICLE FIVE

REMEDIES

Section 5.1 Applicability of Article V of the Base Indenture.

For the avoidance of doubt, except as set forth in this Article Five, Article V of the Base Indenture applies to the Notes.

Section 5.2 Events of Default.

With respect to the Notes, “Event of Default” means the happening of any one or more of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body): if the Bank shall become insolvent or bankrupt or subject to the provisions of the Winding-up and Restructuring Act (Canada), or any act that may be substituted therefor, as from time to time amended, or if the Bank goes into liquidation, either voluntarily or under an order of a court of competent jurisdiction, passes a resolution for the winding-up, liquidation or dissolution of the Bank or otherwise acknowledges its insolvency (provided that a resolution or order for the winding-up of the Bank with a view to its reconstruction or its consolidation, amalgamation or merger with another Person or the transfer of its assets as an entirety to such other Person, as provided in Article IX of the Base Indenture, shall not constitute an Event of Default if such last-mentioned Person shall, as a part of such reconstruction, consolidation, amalgamation, merger or transfer, and, within 90 days from the passing of the resolution or the date of the order or within such further period of time as may be allowed by the Trustees, comply with the conditions to that end stated in Article IX of the Base Indenture).

Notwithstanding any other provisions of the Indenture, and for the avoidance of doubt, none of (i) the non-payment of principal amount of or interest on the Notes, (ii) a default in the performance of any other covenant of the Bank in the Indenture or (iii) the occurrence of a Contingent Conversion upon a Trigger Event shall constitute an Event of Default under the Indenture or the Notes.

In addition, by acquiring any Note, each Holder and Beneficial Owner of such Note or any interest therein, including any person acquiring any such Note or interest therein after the date hereof, irrevocably acknowledges and agrees with and for the benefit of the Bank and the Trustees that neither a Contingent Conversion nor a Trigger Event shall give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

Section 5.3 Recourse to Corresponding Limited Recourse Trust Assets is Sole Remedy.

Notwithstanding any other provision in the Indenture or the Notes, by acquiring any Note, each Holder and Beneficial Owner of such Note or any interest therein, including any person acquiring any such Note or interest therein after the date hereof, irrevocably acknowledges and agrees with and for the benefit of the Bank and the Trustees that the delivery of such Holder’s proportionate share of the Corresponding Limited Recourse Trust Assets to such Holder shall exhaust all remedies of such Holder under the Notes including in connection with any Event of Default. All claims of a Holder against the Bank shall be extinguished upon receipt by such Holder of such Holder’s proportionate share of the Corresponding Limited Recourse Trust Assets. If the Limited Recourse Trustee fails to deliver a Holder’s proportionate share of the Corresponding Limited Recourse Trust Assets to such Holder, the sole remedy of such Holder for any claims against the Bank shall be recourse to such Holder’s proportionate share of the Corresponding Limited Recourse Trust Assets.

For the avoidance of doubt, the delivery of a Holder’s proportionate share of the Corresponding Limited Recourse Trust Assets to such Holder shall be deemed to be in full satisfaction of the Notes and shall exhaust all remedies of such Holder against the Bank. In case of any shortfall resulting from the value of a Holder’s proportionate share of the Corresponding Limited Recourse Trust Assets being less than the principal amount of and any accrued and unpaid interest on, or the Redemption Price of, the Notes held by such Holder, all losses arising from such shortfall shall be borne by such Holder and no claim may be made against the Bank.

Section 5.4 Suits for Enforcement by Trustees.

If an Event of Default occurs and is continuing and the Limited Recourse Trustee fails to deliver a Holder’s proportionate share of Corresponding Limited Recourse Trust Assets to such Holder, the Trustees may in their discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustees shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy, provided that, for the avoidance of doubt, any remedies and any claims against the Bank shall be subject to the limitations set out in Section 5.3.

Section 5.5 Application of Money or Corresponding Limited Recourse Trust Assets Collected.

For purposes of the Notes, Section 5.03 of the Base Indenture is hereby replaced in its entirety as follows:

“Any money or Corresponding Limited Recourse Trust Assets collected by the Trustees pursuant to the Indenture shall be applied in the following order, at the date or dates fixed by the Trustees and, in case of the distribution of such money or Corresponding Limited Recourse Trust Assets on account of principal amount or interest or of the Redemption Price, as the case may be, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due to the Trustees under Section 12.10 of the Indenture;

SECOND: To the payment of the amounts then due and unpaid on account of the principal amount (including any portion of the Redemption Price representing principal) of the Notes in respect of which or for the benefit of which such money or Corresponding Limited Recourse Trust Assets has been collected; and

THIRD: To the payment of the amounts then due and unpaid on account of interest (including any portion of the Redemption Price representing interest), on the Notes in respect of which or for the benefit of which such money or Corresponding Limited Recourse Trust Assets has been collected.”

Section 5.6 Limitation on Suits.

For purposes of the Notes, Section 5.06 of the Base Indenture is hereby replaced in its entirety as follows:

“No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1) such Holder has previously given written notice to the Trustees of a continuing Event of Default or a failure of the Limited Recourse Trustee to deliver such Holder’s proportionate share of Corresponding Limited Recourse Trust Assets to such Holder;

(2) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustees to institute proceedings in respect of such Event of Default or failure of the Limited Recourse Trustee to deliver the proportionate share of Corresponding Limited Recourse Trust Assets to a Holder, in its own name as Trustees hereunder;

(3) such Holder or Holders have offered to the Trustees full indemnity and/or security against reasonable costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustees for 90 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustees during such 90-day period by the Majority Holders;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under the Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.”

Section 5.7 Delay or Omission Not Waiver of Default. For purposes of the Notes, the second paragraph of Section 5.08 of the Base Indenture is hereby replaced in its entirety as follows:

“No delay or omission of the Trustees or of any Holder to exercise any right or power accruing upon any Event of Default or failure of the Limited Recourse Trustee to deliver the proportionate share of the Corresponding Limited Recourse Trust Assets to a Holder, shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 5.06 of the Indenture, every power and remedy given by the Indenture or by law to the Trustees or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustees or by the Holders as the case may be.”

Section 5.8 Waiver of Claims Relating to a Trigger Event. To the extent permitted by the Trust Indenture Act, a Holder or Beneficial Owner waives any and all claims against the Trustees for, agrees not to initiate a suit against the Trustees in respect of, and agrees that the Trustees shall not be liable for, any action that the Trustees take, or abstains from taking, in either case in connection with the receipt by Holders of the Corresponding Limited Recourse Trust Assets (which shall be the fully-paid Common Shares then held by the Limited Recourse Trustee pursuant to a Contingent Conversion) upon a Trigger Event.

ARTICLE SIX

SATISFACTION AND DISCHARGE

Section 6.1 Applicability of Article X of the Base Indenture.

For the avoidance of doubt, except as set forth in this Article Six, Article X of the Base Indenture applies to the Notes.

Section 6.2 Satisfaction and Discharge of Indenture.

(a) For purposes of the Notes, Section 10.01(a) of the Base Indenture is hereby replaced in its entirety as follows:

“The Indenture shall upon Issuer Order cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Trustees, at the expense of the Bank, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture, when:

(1) either:

(A) all Notes theretofore authenticated and delivered (other than (i) Notes which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.09 of the Indenture and (ii) Notes for whose payment money or Corresponding Limited Recourse Trust Assets have theretofore been deposited in trust or segregated and held in trust by the Bank and thereafter repaid to the Bank or discharged from such trust, as provided in Section 7.1) have been delivered to the Trustees for cancellation; or

(B) all such Notes not theretofore delivered to the Trustees for cancellation have become due and payable and the Bank has deposited or caused to be deposited with the Trustees in trust (i) funds in an amount sufficient to discharge the entire indebtedness on such Notes for principal amount and interest to the Maturity Date or to the date of redemption, as the case may be, or (ii) in the event of a Recourse Event, all Corresponding Limited Recourse Trust Assets which Holders of such Notes are entitled to receive under Section 9.2;

(2) the Bank has paid or caused to be paid all other sums payable hereunder by the Bank; and

(3) the Bank has delivered to the Trustees an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Indenture have been complied with.

Notwithstanding the satisfaction and discharge of the Indenture, the obligations of the Bank to the Trustees under Section 12.10 of the Indenture, and, if money or Corresponding Limited Recourse Trust Assets shall have been deposited with the Trustees pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustees under Section 6.3 and Section 7.4 shall survive.”

(b) For purposes of the Notes, Section 10.01(b) of the Base Indenture is hereby amended by adding at the end of such Section 10.01(b): “The provisions of this Section 10.01(b) of the Indenture shall be subject to the prior written approval of the Superintendent.”

Section 6.3 Application of Trust Money or Corresponding Limited Recourse Trust Assets.

For purposes of the Notes, Section 10.02 of the Base Indenture is hereby replaced in its entirety as follows:

“Subject to Section 7.4, all money or Corresponding Limited Recourse Trust Assets deposited with the Trustees pursuant to Section 6.2 shall be held in trust and applied by it, in accordance with the provisions of the Notes and the Indenture, to the payment, either directly or through any Paying Agent (including the Bank acting as its own Paying Agent) as the Trustees may determine, to the Persons entitled thereto, of the principal amount and interest or the Redemption Price, as the case may be, for whose payment such money or Corresponding Limited Recourse Trust Assets has been deposited with the Trustees.”

ARTICLE SEVEN

TRUSTEE

Section 7.1 Money or Corresponding Limited Recourse Trust Assets Held in Trust. Money or Corresponding Limited Recourse Trust Assets held by the Trustees in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustees shall be under no liability for interest on any money or Corresponding Limited Recourse Trust Assets received by it hereunder except as otherwise agreed with the Bank.

Section 7.2 Conflicting Interests. To the extent permitted by such Act, a Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under the Limited Recourse Trust Declaration.

Subject to the first paragraph of Section 6.08 of the Base Indenture, the same Person may be named as the Trustees and the Limited Recourse Trustee.

Section 7.3 Trustee to Provide Instructions upon Request of the Bank. If at any time the Bank requests instructions from the Trustees pursuant to an Issuer Order as required under the Limited Recourse Trust Declaration (i) in respect of statutory voting rights or voting rights conferred by the bylaws of the Bank in respect of Preferred Shares held by the Limited Recourse Trustee and a meeting of holders of the Bank’s preferred shares, including the holders of Preferred Shares, has been called or a written consent is sought from the holders of the Bank’s preferred shares, including the holders of Preferred Shares (each a “Preferred Share Voting Event”) or (ii) in respect of any consent or approval of Holders required under the terms of the Limited Recourse Trust Declaration and the Indenture in respect of an amendment to the Limited Recourse Trust Declaration (each a “Consent Event”), the Trustees shall provide notice of such Preferred Share Voting Event or Consent Event, as applicable, to the Holders and solicit voting instructions from such Holders in respect of such matters for the purpose of preserving the value of the Holders’ interest in the Notes. In respect of each Preferred Share Voting Event and Consent Event, each Holder shall be entitled to provide instructions in proportion to the aggregate principal amount of Notes held by such Holder.

The Trustees shall deliver to the Bank the voting instructions received from the Holders and the Bank shall direct the Limited Recourse Trustee to (i) vote the Preferred Shares, in respect of each Preferred Share Voting Event, then held by the Limited Recourse Trustee in accordance with such voting instructions (it being understood that the Limited Recourse Trustee shall be directed to vote the Preferred Shares in favour of, against and abstain on, any matter in the same proportion as voted or abstained on by the Holders) or (ii) take such action, or abstain from taking such action, as the case may be, that is the subject matter of the applicable Consent Event and is approved by the consent of the Holders of the requisite principal amount of Outstanding Notes in accordance with Section 9.11.

Section 7.4 Corresponding Limited Recourse Trust Assets for Notes Payments to Be Held in Trust.

Subject to applicable laws, any money or Corresponding Limited Recourse Trust Assets deposited with the Trustees or any Paying Agent in trust to be applied in the manner provided herein and remaining unclaimed for two years after such principal amount, interest or the Redemption Price has become due and payable shall be paid to the Bank on Issuer Order; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Bank for payment or delivery thereof, and all liability of the Trustees or such Paying Agent with respect to such trust money or Corresponding Limited Recourse Trust Assets, shall thereupon cease; provided, however, that the Trustees or such Paying Agent, before being required to make any such repayment, may at the expense of the Bank cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of Toronto, Ontario, Canada, notice that such money or Corresponding Limited Recourse Trust Assets remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money or Corresponding Limited Recourse Trust Assets then remaining will be paid to the Bank.

ARTICLE EIGHT

COVENANTS APPLICABLE TO THE NOTES

Section 8.1 Additional Amounts.

(a) All payments of principal and interest in respect of the Notes by the Bank shall be made without the Bank making any withholding of or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”), unless the withholding or deduction of such Taxes is required or authorized by law or the administration thereof. In the event withholding or deduction of such Taxes is required or authorized by law or the administration thereof, the Bank shall, subject to certain exceptions and limitations set forth below, pay such additional amounts (“Additional Amounts”) to the Holder or beneficial owner of any Notes as may be necessary in order that every net payment of the principal of and interest on such Notes, after any withholding or deduction for Taxes imposed or levied by or on behalf of Canada or any political subdivision or taxing authority thereof or therein having the power to tax (each a “Taxing Jurisdiction”) (and Taxes imposed or levied by a Taxing Jurisdiction on such Additional Amounts), shall not be less than the amount such Holder or beneficial owner would have received if such Taxes imposed or levied by or on behalf of a Taxing Jurisdiction had not been withheld or deducted. The Bank shall not, however, be required to make any payment of Additional Amounts to any Holder or beneficial owner for or on account of:

(i)

any Taxes that would not have been so imposed but for a present or former connection (including, without limitation, carrying on business in a Taxing Jurisdiction or having a permanent establishment or fixed base in a Taxing Jurisdiction) between such Holder or beneficial owner of a Note (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, trust, partnership, limited liability company or corporation) and a Taxing Jurisdiction, other than merely holding such Note or receiving payments with respect to such Note;

(ii)	any estate, inheritance, gift, sales, transfer or personal property Tax or any similar Tax with respect to a Note;

(iii)

any Tax imposed by reason that such Holder or beneficial owner of a Note or other person or partnership that receives payments or is entitled to payments on the Note (i) does not deal at arm’s length within the meaning of the Income Tax Act (Canada) (the “Tax Act”) with the Bank, (ii) is, or does not deal at arm’s length with any person who is, a “specified shareholder” of the Bank for purposes of the thin capitalization rules in the Tax Act, or (iii) is an entity in respect of which the Bank is a “specified entity” as defined in the Tax Act with respect to “hybrid mismatch arrangements”;

(iv)	any Tax that is levied or collected otherwise than by withholding from payments on or in respect of a Note;

(v)	any Tax required to be withheld by any Paying Agent from any payment on a Note, if such payment can be made without such withholding by at least one other Paying Agent;

(vi)

any Tax that would not have been imposed but for the failure of a Holder or beneficial owner of a Note to comply with certification, identification, declaration, information or other reporting requirements, if such compliance is required by a Taxing Jurisdiction (including where required by statute, treaty, regulation or administrative pronouncement) as a precondition to relief or exemption from such Tax;

(vii)

any Tax which would not have been imposed but for the presentation of a Note (where presentation is required) for payment on a date more than 30 days after (i) the date on which such payment became due and payable or (ii) the date on which payment thereof is duly provided for, whichever occurs later;

(viii)

any withholding or deduction imposed pursuant to (i) Sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), or any successor version thereof, or any similar legislation imposed by any other governmental authority, (ii) any treaty, law, regulation or other official guidance enacted by Canada implementing FATCA or an intergovernmental agreement with respect to FATCA or any similar legislation imposed by any other governmental authority or (iii) any agreement between the Bank and the United States or any authority thereof implementing FATCA; or

(ix)	any combination of the items listed in clauses (i) through (viii) above;

nor shall Additional Amounts be paid with respect to any payment on a Note to a Holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary, a member of such partnership or such beneficial owner would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner held its interest in the Note directly.

In addition, no Additional Amounts will be payable under the provisions described above to any Holder or beneficial owner of a Note on account of Taxes that are in excess of the Taxes that would have been imposed if, at all relevant times, such Holder or beneficial owner of a Note were a resident of the United States for purposes of, and was entitled to all of the benefits of, the United States-Canada Income Tax Convention (1980), as amended, including any protocols thereto.

All references in this Fifth Supplemental Indenture to principal, premium, if any, or interest in respect of the Notes shall be deemed to include all Additional Amounts, if any, payable in respect of such principal, premium, if any, or interest, unless the context otherwise requires.

Section 8.2 No Restriction on Other Indebtedness.

The Bank may create, issue or incur any other Indebtedness which, in the event of the insolvency or winding-up of the Bank, would rank in right of payment in priority to, equally with, or subordinate to the Notes.

ARTICLE NINE

LIMITED RECOURSE TRUST

Section 9.1 Satisfaction of Payment Obligations with Corresponding Limited Recourse Trust Assets.

Notwithstanding any other provision in the Indenture, the sole remedy of Holders in the event of a Recourse Event (including, for the avoidance of doubt, the non-payment of the principal amount of, interest on or the Redemption Price for the Notes when due) shall be recourse to the Corresponding Limited Recourse Trust Assets. Upon any such Recourse Event, the principal amount of, and accrued and unpaid interest (if any) on, the Notes will become immediately due and payable without any declaration or other act on the part of the Trustees or any Holders; provided that recourse for such principal amount and accrued and unpaid interest shall be solely to the Corresponding Limited Recourse Trust Assets. The delivery of a Holder’s proportionate share of Corresponding Limited Recourse Trust Assets to such Holder shall exhaust all remedies of such Holder under the Notes including in connection with any Recourse Event. All claims of a Holder against the Bank shall be extinguished upon receipt by such Holder of its proportionate share of Corresponding Limited Recourse Trust Assets. The delivery of a Holder’s proportionate share of the Corresponding Limited Recourse Trust Assets to such Holder shall be deemed to be in full satisfaction of the Notes and shall exhaust all remedies of such Holder against the Bank in accordance with Section 5.3 regardless of whether the value of such Corresponding Limited Recourse Trust Assets is less than the principal amount of and any accrued and unpaid interest on the Notes or the Redemption Price of the Notes, as applicable. Upon the distribution of the Limited Recourse Trust Assets to the Holders, the Bank will instruct the Trustees to cancel (or write-down, if applicable) the corresponding Notes.

Section 9.2 Corresponding Limited Recourse Trust Assets.

(a) In connection with the issuance of the Notes, the Bank will cause the Limited Recourse Trustee to hold Corresponding Limited Recourse Trust Assets in the Limited Recourse Trust, that will, on the Date of Issue, consist of 750,000 Preferred Shares.

(b) From and after the Date of Issue, in the event of a Recourse Event, each Holder will be entitled to receive from the Limited Recourse Trustee, such Holder’s proportionate share of the Corresponding Limited Recourse Trust Assets.

(c) Upon the occurrence of a Recourse Event that is a Trigger Event, each Holder will be entitled to receive from the Limited Recourse Trustee, such Holder’s proportionate share of the Corresponding Limited Recourse Trust Assets (subject to Section 9.3).

(d) In accordance with the Limited Recourse Trust Declaration and subject to the provisions thereof, the Bank shall not permit the Limited Recourse Trustee to distribute any Corresponding Limited Recourse Trust Assets other than as provided therein, however, as provided therein, the Limited Recourse Trustee shall remain free to distribute the Corresponding Limited Recourse Trust Assets to the Holders on a Recourse Event and shall remain free to distribute, at any time, to the Bank as sole unitholder of the Limited Recourse Trust (a) any dividends declared and paid on the Preferred Shares while held by the Limited Recourse Trustee, (b) the proceeds of the sale of any Dividend Common Shares issued to the Limited Recourse Trustee upon a Contingent Conversion and (c) cash received on a Preferred Share Redemption in respect of any accrued and unpaid dividends.

(e) If a Recourse Event occurs, the Bank will, no later than one Business Day after the occurrence of such Recourse Event, notify the Limited Recourse Trustee and the Trustees of the occurrence of such Recourse Event, and the Bank will take any necessary actions to cause the Limited Recourse Trustee to deliver to each Holder such Holder’s proportionate share of the Corresponding Limited Recourse Trust Assets in accordance with the terms of the Limited Recourse Trust Declaration and the Indenture.

Section 9.3 Right Not to Deliver Common Shares or Preferred Shares.

Notwithstanding any other provision in the Indenture or the Limited Recourse Trust Declaration, the Bank reserves the right not to (a) deliver Common Shares or Preferred Shares to any Person whom the Bank or its transfer agent has reason to believe is an Ineligible Person or any person who, by virtue of that delivery, would become a Significant Shareholder or (b) record in its securities register a transfer or issue of Common Shares or Preferred Shares to any person whom the Bank or its transfer agent has reason to believe is an Ineligible Government Holder based on a declaration submitted to the Bank or its transfer agent by or on behalf of such person. In such circumstances, the Bank or its transfer agent will hold, as agent for such Persons, the Common Shares or Preferred Shares that would have otherwise been delivered to such Persons and will attempt to facilitate the sale of such Common Shares or Preferred Shares to parties other than the Limited Recourse Trust and the Bank and its Affiliates on behalf of such Persons through a registered dealer to be retained by the Bank on behalf of such Persons. Those sales (if any) may be made at any time and at any price. The Bank shall not be subject to any liability for failure to sell any such Common Shares or Preferred Shares on behalf of such Persons or at any particular price on any particular day. The net proceeds received by the Bank or its transfer agent from the sale of any such Common Shares or Preferred Shares will be delivered to any such person, after deducting the costs of sale and any applicable withholding taxes. The Bank shall deliver a check or send a wire transfer in immediately available funds representing the aggregate net proceeds to the Depository (if the Common Shares or Preferred Shares are then held in the form of one or more global securities) or in all other cases to such Persons in accordance with the regular practices and procedures of the Depository or otherwise.

Section 9.4 Trigger Event.

Upon the occurrence of a Trigger Event and immediately following a Contingent Conversion, each Holder will be entitled to receive from the Limited Recourse Trustee, such Holder’s proportionate share of the Corresponding Limited Recourse Trust Assets (subject to Section 9.3).

Section 9.5 Conversion Rate.

The number of Common Shares that will be held by the Limited Recourse Trustee following a Contingent Conversion and immediately before the delivery of the Common Shares (other than any Dividend Common Shares) to Holders will be equal to the Conversion Rate.

Section 9.6 Time of Delivery.

The delivery of the Common Shares is deemed to be effected immediately following the occurrence of a Contingent Conversion and the person or persons entitled to receive Corresponding Limited Recourse Trust Assets (which shall be the fully-paid Common Shares then held by the Limited Recourse Trustee pursuant to a Contingent Conversion (other than any Dividend Common Shares)) upon the applicable Recourse Event shall be treated for all purposes as having become the holder or holders of record of such Common Shares at such time. Subject to Section 9.3, as promptly as practicable after the occurrence of a Trigger Event, the Bank shall announce the applicable Recourse Event by way of a press release and shall give notice (a “Trigger Event Notice”) of the delivery of the Common Shares in accordance with the provisions of Section 13.04 of the Base Indenture to the Holders and the Trustees. Immediately following the Contingent Conversion, any certificates representing the Notes shall represent the right to receive upon surrender thereof the applicable number of Common Shares as specified in Section 9.5. The provisions hereof shall be mandatory and binding upon the Bank and all Holders notwithstanding anything else including, without limitation: (i) the existence or prior occurrence of an Event of Default in respect of the Notes; (ii) any prior action to or in furtherance of a redeeming, exchanging or converting the Notes pursuant to the other terms and conditions of the Indenture and (iii) any delay or impediment to the issuance or delivery of the Common Shares to the Holders.

Section 9.7 Trigger Event Procedure.

(a) If the Notes are held in the form of one or more Global Notes at the time of the Trigger Event, within two Business Days of its receipt of the Trigger Event Notice, the Trustees shall, acting pursuant to the Indenture, cause such notice to be transmitted to the direct participants of DTC holding the Notes at such time.

(b) If the Notes are held in definitive form at the time of the Trigger Event, the Bank will provide Holders with a notice describing, among other things, how the Bank intends to cause the Limited Recourse Trustee to deliver the evidence of beneficial ownership of the Common Shares and requesting such Holders to provide the Bank with their relevant securities account information for purposes of receiving such evidence of beneficial ownership.

(c) The Bank shall have no liability to any Holder or Beneficial Owner of the Notes from any delay in the receipt of the evidence of beneficial ownership of the Common Shares resulting from the Bank’s compliance with applicable operational and legal requirements.

Section 9.8 Duties of Trustees upon Trigger Event.

Upon receipt by Holders of their proportionate share of the Corresponding Limited Recourse Trust Assets, the Trustees shall not be required to take any further directions from Holders or Beneficial Owners of the Notes under the Indenture. The Indenture shall impose no duties upon the Trustees whatsoever with respect to delivery of Common Shares upon a Trigger Event (except for the delivery of a notice by the Trustees to participants of DTC following a Trigger Event pursuant to Section 9.7).

Section 9.9 General.

(a) The delivery of the Common Shares issued to the Limited Recourse Trustee upon a Contingent Conversion (other than any Dividend Common Shares) to a Holder shall exhaust all remedies of such Holder under the Notes including in connection with any Trigger Event. All claims of a Holder against the Bank shall be extinguished upon receipt by such Holder of the applicable Common Shares. If tax is required to be withheld from such payment of any interest in the form of Common Shares, the number of Common Shares received by a Holder shall reflect an amount net of any applicable withholding tax.

(b) Notwithstanding any other provision of the Indenture or the Notes, the Trigger Event and the delivery of Common Shares to the Holders pursuant to the provisions hereof shall not be an Event of Default and the only consequence of a Trigger Event shall be the right of the Holders to receive the Corresponding Limited Recourse Trust Assets (which shall be the fully-paid Common Shares then held by the Limited Recourse Trustee pursuant to a Contingent Conversion (other than any Dividend Common Shares)).

(c) The Trustees shall have no duty to determine the occurrence of a Trigger Event or any calculations in connection with such Trigger Event. The Trustees makes no representation as to the validity or value of any securities or assets delivered upon a Trigger Event, and the Trustees shall not be responsible for the Bank’s failure to comply with any provisions of this Article Nine.

(d) Notwithstanding any other provision of the Indenture or the Notes, a failure to provide any notice referred to in Section 9.2, Section 9.6 or Section 9.7, shall not have any impact on the effectiveness of, or otherwise invalidate, any of the recourse mechanics described in the Indenture, or give the Holders and Beneficial Owners of the Notes any rights as a result of such failure.

Section 9.10 Agreement of Holders and Beneficial Owners of the Notes.

By acquiring any Note, each Holder and Beneficial Owner of such Note or any interest therein, including any person acquiring any such Note or interest therein after the date hereof, irrevocably acknowledges, consents and agrees with and for the benefit of the Bank and the Trustees as follows:

(a) that the delivery of the Holder’s proportionate share of the Corresponding Limited Recourse Trust Assets to such Holder shall exhaust all remedies of such Holder against the Bank under the Notes, including in connection with any Event of Default, and all claims of a Holder against the Bank shall be extinguished upon receipt by such Holder of such Holder’s proportionate share of the Corresponding Limited Recourse Trust Assets (which shall be the fully-paid Common Shares then held by the Limited Recourse Trustee pursuant to a Contingent Conversion (other than any Dividend Common Shares)) upon the occurrence of a Trigger Event, which occurrence and resulting delivery of Common Shares shall occur without any further action on the part of such Holder or Beneficial Owner or the Trustees;

(b) that the delivery of Common Shares or the occurrence of a Trigger Event shall not constitute an Event of Default under the terms of the Notes or the Indenture, and upon receipt by Holders of their proportionate share of the Corresponding Limited Recourse Trust Assets, no Holder or Beneficial Owner of the Notes will have any rights against the Bank with respect to the repayment of the principal amount of, or interest on, the Notes;

(c) that, (i) upon receipt by Holders of their proportionate share of the Corresponding Limited Recourse Trust Assets, the Trustees shall not be required to take any further directions from Holders or Beneficial Owners of the Notes under the Indenture and (ii) the Indenture shall impose no duties upon the Trustees whatsoever with respect to the delivery of the Corresponding Limited Recourse Trust Assets (which shall be the fully-paid Common Shares then held by the Limited Recourse Trustee pursuant to a Contingent Conversion (other than any Dividend Common Shares)) immediately following a Contingent Conversion (except for the delivery of a notice by the Trustees to participants of DTC following a Trigger Event pursuant to Section 9.7);

(d) that such Holder or Beneficial Owner authorizes, directs and requests DTC and any direct participant in DTC or other intermediary through which it holds such Notes to take any and all necessary action, if required, to implement the delivery of the Corresponding Limited Recourse Trust Assets (which shall be the fully-paid Common Shares then held by the Limited Recourse Trustee pursuant to a Contingent Conversion (other than any Dividend Common Shares)) immediately following a Contingent Conversion without any further action or direction on the part of such Holder or such Beneficial Owner; and

(e) that such Holder or Beneficial Owner acknowledges and agrees that all authority conferred or agreed to be conferred by any Holder and Beneficial Owner pursuant to the provisions described above shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of each Holder and Beneficial Owner of a Note or any interest therein.

Section 9.11 Amendments to Limited Recourse Trust Declaration.

(a) Any amendment or supplemental declaration of trust for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Limited Recourse Trust Declaration shall require the consent of the Majority Holders; provided, however, that to the extent any such addition, change or elimination is in respect of the definition of “Trust Assets” in Section 1.1 (Definitions), Section 2.3 (Objective of the Trust), Section 2.4 (Ownership of Trust Assets), Section 2.5 (Binding Effect), Section 2.6 (Legal Character of the Trust), Section 10.6 (Acquisition and Administration of Trust Assets) and Article 14 (Termination) of the Limited Recourse Trust Declaration (or the equivalent sections of the Limited Recourse Trust Declaration following any addition, change or elimination to the Limited Recourse Trust Declaration permitted in accordance with this Section 9.11), such addition, change or elimination shall not be made without the consent of the Holder of each Outstanding Note affected thereby. For certainty, a change to the governing law of the Limited Recourse Trust Declaration in accordance with the provisions of the Limited Recourse Trust Declaration shall not require the consent of any Holders. It shall not be necessary for any Act of Holders under this this Section 9.11(1) to approve the particular form of any proposed amendment or supplemental declaration of trust, but it shall be sufficient if such Act shall approve the substance thereof.

(b) Notwithstanding Section 9.11(a), without the consent of any Holders, the Limited Recourse Trustee may make any amendment to the Limited Recourse Trust Declaration or enter into supplemental declarations of trust to the Limited Recourse Trust Declaration for any of the following purposes:

(i) to evidence and provide for the acceptance of appointment by a successor Limited Recourse Trustee; or

(ii) to cure any ambiguity, to correct or supplement any provision of the Limited Recourse Trust Declaration which may be defective or inconsistent with any other provision of the Limited Recourse Trust Declaration, to add, amend, correct or supplement any provision of the Limited Recourse Trust Declaration which may become incorrect or inaccurate as a result of the passage of time (including changes to the provisions of legislation referred to in the Limited Recourse Trust Declaration) or to make any other provisions with respect to matters or questions arising under the Limited Recourse Trust Declaration, provided that such action pursuant to this Section 9.11(b) shall not adversely affect the interests of the Holders in any material respect.

Section 9.12 Dissolution of the Limited Recourse Trust.

The Limited Recourse Trust will only be dissolved following the earlier to occur of the following events: (a) no Notes (or any other limited recourse capital notes) are outstanding and held by a person other than the Bank (whether through (i) a cash redemption by the Bank of all preferred shares (including the Preferred Shares) held by the Limited Recourse Trust and corresponding cash redemption of all corresponding limited recourse capital notes (including the Notes), (ii) delivery of all preferred shares (including the Preferred Shares) held by the Limited Recourse Trust to holders of the corresponding limited recourse capital notes on maturity or any earlier date on which the principal amount of and interest on the corresponding limited recourse capital notes becomes due and payable, (iii) delivery of Common Shares received by the Limited Recourse Trustee for preferred shares (including the Preferred Shares) on a Contingent Conversion to holders of the corresponding limited recourse capital notes or (iv) the purchase for cancellation of all limited recourse capital notes (including the Notes)) and (b) each of the Limited Recourse Trustee and the Bank elects in writing to terminate the Limited Recourse Trust and such termination is approved by the holders of the Notes in accordance with the terms of the Indenture and this Fifth Supplemental Indenture and if necessary, the holders of any other limited recourse capital notes in accordance with the terms of the indentures under which they are issued.

ARTICLE TEN

SUBORDINATION OF NOTES

Section 10.1 Applicability of Article XII of the Base Indenture.

(a) For the avoidance of doubt, the provisions of Article XII of the Base Indenture shall be applicable to the Notes, except as modified herein.

(b) Solely for purposes of the Notes (and not in relation to any other series of Securities), all references in Article XII of the Base Indenture to “Senior Indebtedness” shall hereby be replaced with references to “Higher Ranked Indebtedness.”

Section 10.2 Notes Subordinate to Deposit Liabilities and Other Indebtedness.

The Notes are direct unsecured debt obligations of the Bank constituting bank Subordinated Indebtedness and, in the event of the insolvency or winding-up of the Bank, the Indebtedness evidenced by the Notes shall rank: (1) subordinate in right of payment to the prior payment in full of all Higher Ranked Indebtedness and (2) in right of payment equally with and not prior to the Junior Deeply Subordinated Indebtedness (other than the Junior Deeply Subordinated Indebtedness which by its terms ranks subordinate to the Notes), in each case, from time to time outstanding.

Notwithstanding the foregoing, in the event of the occurrence of a Recourse Event, including an Event of Default, the sole remedy of a Holder shall be recourse to such Holder’s proportionate share of the Corresponding Limited Recourse Trust Assets.

The Bank agrees and each Holder, by his, her or its acceptance of such Note, also agrees and shall be deemed conclusively to have agreed, for the benefit of the present and future holders of Higher Ranked Indebtedness, and for the benefit of all present and future holders of Indebtedness to which the Notes are subordinate in right of payment, to the provisions of this Section 10.2 and Article XII of the Base Indenture and the Bank and each Holder by his, her or its acceptance of such Note shall be bound by such provisions.

ARTICLE ELEVEN

REDEMPTION OF NOTES

Section 11.1 Applicability of Article XI of the Base Indenture.

For the avoidance of doubt, the provisions of Article XI of the Base Indenture shall be applicable to the Notes, except as modified herein.

Section 11.2 Regulatory Redemption.

The Bank may, at its option, with the prior written approval of the Superintendent and without the consent of the Holders of the Notes, redeem the Notes, in whole but not in part, at any time within 90 days following a Regulatory Event Date, on not less than 10 days’ and not more than 60 days’ prior written notice to the Holders of the Notes, at a redemption price which is equal to the Redemption Price. Any Notes redeemed by the Bank will be cancelled and will not be re-issued.

Section 11.3 Tax Redemption.

The Bank may, at its option, with the prior written approval of the Superintendent and without the consent of the Holders of the Notes, redeem the Notes, in whole, but not in part, at any time following a Tax Event Date, on not less than 10 days’ and not more than 60 days’ prior written notice to the Holders of the Notes, at a redemption price which is equal to the Redemption Price. Any Notes redeemed by the Bank will be cancelled and will not be re-issued.

Section 11.4 Optional Redemption.

The Bank may, at its option, with the prior written approval of the Superintendent and without the consent of the Holders of the Notes, redeem the Notes in cash, in whole or in part, on not less than 10 days’ and not more than 60 days’ prior written notice to the registered Holders, on the Initial Reset Date and each Optional Redemption Date thereafter, at a redemption price which is equal to the Redemption Price. Any Notes redeemed by the Bank will be cancelled and will not be re-issued.

Section 11.5 Mandatory Redemption.

Upon the occurrence of a Preferred Share Redemption (a “Mandatory Redemption Date”) on any date other than the Maturity Date, a corresponding number of Outstanding Notes with an aggregate principal amount equal to the aggregate face amount of Preferred Shares redeemed by the Bank pursuant to the Preferred Share Redemption, shall automatically and immediately be redeemed for a cash amount equal to the Redemption Price (a “Mandatory Redemption”), on a full and permanent basis, without any action on the part of, or the need for consent from, the Holders of such Notes. For certainty, to the extent that the Bank has immediately prior to or concurrently with such Preferred Share Redemption redeemed or purchased for cancellation a corresponding number of Outstanding Notes in accordance with the terms of the Indenture, the foregoing requirement to automatically and immediately redeem a corresponding number of Outstanding Notes shall be deemed satisfied.

From and after the Mandatory Redemption Date, any Outstanding Notes so redeemed shall cease to be outstanding, the Holders thereof shall cease to be entitled to interest thereon, and any certificates representing the Notes shall represent only the right to receive upon surrender thereof the Redemption Price.

Section 11.6 Redemption Obligations; Open Market Purchases.

Except as provided in this Article Eleven, the Bank shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Notes. At any time the Bank may, with the prior written approval of the Superintendent, purchase Notes, in whole or in part, by tender offer, open market purchases, negotiated transactions or otherwise in accordance with applicable securities laws and regulations, so long as such acquisition does not otherwise violate the terms of the Indenture, upon such terms and at such prices as the Bank may determine. Notes purchased by the Bank shall, subject to the following paragraph, be cancelled and shall not be re-issued. Notwithstanding the foregoing, any subsidiary of the Bank may purchase Notes in the ordinary course of its business of dealing in securities.

If any Notes are to be cancelled pursuant to the preceding paragraph, the Bank shall, with the prior written approval of the Superintendent, redeem a corresponding number of Preferred Shares (which amount shall equal the aggregate principal amount of the Notes to be cancelled) then held by the Limited Recourse Trustee for cancellation, and, unless otherwise satisfied, the proceeds from the redemption of such Preferred Shares shall be applied by the Limited Recourse Trustee first towards the payment of the principal amount of, and second towards any accrued and unpaid interest on, the Notes, and should such proceeds of redemption be insufficient to pay such amounts in full, the Bank shall be obligated to fund any shortfall.

Section 11.7 Notice of Redemption.

A notice of redemption delivered in respect of the Notes pursuant to Section 11.02 of the Base Indenture shall be irrevocable, except that the occurrence of a Trigger Event prior to the date fixed for redemption shall automatically rescind such notice of redemption and, in such circumstances, no Notes shall be redeemed and no payment in respect of the Notes shall be due and payable.

Section 11.8 Applicability of Article.

For purposes of the Notes, Section 11.01 of the Base Indenture is hereby replaced in its entirety as follows:

“Subject to any applicable law restricting the redemption of the Notes, including the Bank Act and the regulations and guidelines thereunder, including the CAR Guideline, and provided that a Trigger Event has not occurred, the Notes shall be redeemable in accordance with this Article Eleven. For certainty, the Bank will not redeem the Notes under any circumstances if such redemption would, directly or indirectly, result in the Bank’s breach of any provision of the Bank Act and the regulations and guidelines thereunder, including the CAR Guideline.

The provisions of this Article shall be applicable to the Securities of any Series which are redeemable before their maturity or to any sinking fund for the retirement of Securities of a Series except as otherwise specified as contemplated by Section 2.03 for Securities of such Series.”

ARTICLE TWELVE

SUPPLEMENTAL INDENTURES

Section 12.1 Applicability of Article VIII of the Base Indenture.

For the avoidance of doubt, the provisions of Article VIII of the Base Indenture shall be applicable to the Notes, except as modified herein.

Section 12.2 Supplemental Indentures With Consent of Holders.

For purposes of the Notes, Section 8.02 of the Base Indenture is hereby amended by adding “, or (c) modify (i) Section 7.3 to the Fifth Supplemental Indenture or (ii) Section 9.11” after the reference to “Security so affected” at the end of the first paragraph of Section 8.02 of the Base Indenture.

Section 12.3 Supplemental Indentures Without Consent of Securityholders.

Subject to obtaining any necessary consents as contemplated in Sections 12.1 and 12.2, the Bank will not without, but may from time to time with, the prior written approval of the Superintendent, make any modification to this Fifth Supplemental Indenture or the Notes in a manner that would affect the regulatory capital classification afforded to the Notes from time to time for capital adequacy requirements pursuant to the Bank Act and the regulations and guidelines thereunder, including the CAR Guideline.

ARTICLE THIRTEEN

MISCELLANEOUS

Section 13.1 Ratification of Base Indenture.

The Base Indenture, as supplemented by this Fifth Supplemental Indenture, is in all respects ratified and confirmed, and this Fifth Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 13.2 Conflict with Base Indenture.

If any provision of this Fifth Supplemental Indenture relating to the Notes is inconsistent with any provision of the Base Indenture, such provision of this Fifth Supplemental Indenture shall control.

Section 13.3 Execution in Counterparts.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this instrument or any document to be signed in connection with this instrument shall be deemed to include (i) electronic signatures (including electronic signatures covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act, the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law, e.g., www.docusign.com), (ii) transmission by electronic mail or other transmission methods and (iii) the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. This Fifth Supplemental Indenture shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code/UCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof other than ascertaining that such party is included in an incumbency certificate of the Bank received by the Trustees listing persons designated by the Bank to give instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. The Trustees shall not be liable for any losses, costs, or expenses arising directly or indirectly from the Trustees’ reasonable reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent instruction. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 13.4 Agreement of Subsequent Investors.

Holders or Beneficial Owners of Notes that acquire the Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified in the Indenture to the same extent as the Holders or Beneficial Owners of the Notes that acquire the Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Notes, including in relation to any Contingent Conversion.

Section 13.5 Waiver of Jury Trial.

EACH OF THE BANK AND THE TRUSTEES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIFTH SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 13.6 Acceptance by Trustees.

The Trustees accept the amendments to the Indenture effected by this Fifth Supplemental Indenture. Without limiting the generality of the foregoing, the Trustees assume no responsibility for the correctness of the recitals or statements contained herein, which shall be taken as the statements of the Bank and the Trustees shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution (other than by the Trustees) or sufficiency of this Fifth Supplemental Indenture and the Trustees make no representation with respect thereto.

Section 13.7 Electronic Communication

The U.S. Trustee and the Canadian Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Fifth Supplemental Indenture and delivered using Electronic Means; provided, however, that the Bank shall provide to the U.S. Trustee and the Canadian Trustee an incumbency certificate listing its authorized officers and containing specimen signatures of such authorized officers, which incumbency certificate shall be amended by the Bank whenever a person is to be added or deleted from the listing. If the Bank elects to give the U.S. Trustee or the Canadian Trustee Instructions using Electronic Means and the U.S. Trustee or the Canadian Trustee in its discretion elects to act upon such Instructions, the U.S. Trustee’s, or the Canadian Trustee’s understanding of such Instructions shall be deemed controlling. The Issuer understands and agrees that the U.S. Trustee and the Canadian Trustee cannot determine the identity of the actual sender of such Instructions and that the U.S. Trustee and the Canadian Trustee shall conclusively presume that directions that purport to have been sent by an authorized officer listed on the incumbency certificate provided to the U.S. Trustee or the Canadian Trustee have been sent by such authorized officer. The Bank shall be responsible for ensuring that only authorized officers transmit such Instructions to the U.S. Trustee and the Canadian Trustee and that the Bank and all authorized officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Bank. The U.S. Trustee and the Canadian Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the U.S. Trustee’s or the Canadian Trustee’s reliance upon and compliance with such Instructions notwithstanding that such directions conflict or are inconsistent with a subsequent written instruction, until the receipt of such subsequent written instruction, except to the extent that such losses, costs or expenses are the result of the U.S. Trustee’s or the Canadian Trustee’s negligence or willful misconduct. Subject to the foregoing, the Bank agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the U.S. Trustee or the Canadian Trustee, including the risk of the U.S. Trustee or the Canadian Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the U.S. Trustee and the Canadian Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Bank; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to use reasonable efforts to notify the U.S. Trustee and the Canadian Trustee upon learning of any compromise or unauthorized use of any such Electronic Means used to send instructions to the U.S. Trustee or Canadian Trustee.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed, all as of the day and year first above written.

THE TORONTO-DOMINION BANK

By:	/s/ Colin Elion
	Name:	Colin Elion
	Title:	Associate Vice President, Funding, Treasury and Balance Sheet Management

COMPUTERSHARE TRUST COMPANY,
NATIONAL ASSOCIATION, as U.S. Trustee

By:	/s/ Corey J. Dahlstrand
	Name:	Corey J. Dahlstrand
	Title:	Vice President

COMPUTERSHARE TRUST COMPANY OF
CANADA, as Canadian Trustee

By:	/s/ Zhel Peters
	Name:	Zhel Peters
	Title:	Corporate Trust Officer

COMPUTERSHARE TRUST COMPANY OF
CANADA, as Canadian Trustee

By:	/s/ Stanley Kwan
	Name:	Stanley Kwan
	Title:	Associate Trust Officer

[Signature Page to Fifth Supplemental Indenture]

Exhibit A

Form of Global Note

THIS SECURITY IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER NAME, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE TORONTO-DOMINION BANK

6.350% Fixed Rate Reset Limited Recourse Capital Notes, Series 6 (Non-Viability Contingent Capital (NVCC))

Subordinated Indebtedness

This security will not constitute a deposit insured by the U.S. Federal Deposit Insurance Corporation under the U.S. Federal Deposit Insurance Act or by the Canada Deposit Insurance Corporation under the Canada Deposit Insurance Corporation Act or any other Canadian or U.S. governmental agency or instrumentality or any other deposit insurance regime designed to ensure the payment of all or a portion of a deposit upon the insolvency of a deposit taking financial institution

No.: A-[•]	1CUSIP: [•]
ISIN: [•]

Issue Date: September 23, 2025	Stated Maturity: October 31, 2085

The Toronto-Dominion Bank, a Schedule I bank under the Bank Act (Canada) (herein called the “Bank”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., Inc., or registered assigns, the principal sum of [•] Dollars ($[•]) on October 31, 2085 (the “Maturity Date”), and to pay interest thereon quarterly in arrears on January 31, April 30, July 31 and October 31 of each year (each, an “Interest Payment Date”), commencing January 31, 2026, or if any such day is not a Business Day, the next Business Day (but no interest will accrue as a result of that postponement), from and including the Date of Issue to, but excluding, October 31, 2030 (the “Initial Reset Date”), at a rate of 6.350% per annum. On each Reset Date following the Initial Reset Date, the interest rate will be reset at an interest rate per annum equal to the sum, as determined by the Bank or its designee, of (i) the U.S. Treasury Rate on each Interest Rate Calculation Date plus (ii) 2.721%.

Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

[1]	NTD: Notes issued on the Date of Issue shall bear the CUSIP 89116C 4H7 and the ISIN US89116C4H77 for this issuance.

Exh. A-1

Interest payments are non-deferrable.

All percentages resulting from any calculation of the interest rate on the Securities during any Reset Rate Period will be rounded to the nearest one hundred-thousandth of a percentage point with five one millionths of a percentage point rounded upwards (e.g., 1.111115% (or .01111115) would be rounded to 1.11112% (or .0111112)), and all dollar amounts used in or resulting from such calculation on the Securities will be rounded to the nearest cent (with one half cent being rounded upward). Each calculation of the interest rate on the Securities by the Bank or our designee will (in absence of manifest error) be final and binding on the Holders and the Bank. The interest rate on the Securities will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security is registered as of the close of business on the record date for such interest, which record date shall be the January 15, April 15, July 15 and October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such record date and may either be paid to the Person in whose name this Security (or one or more Predecessor Notes) is registered at the close of business on a date fixed by the Trustee (a “Special Record Date”) for the payment of such defaulted interest to be fixed by the Trustees, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Notwithstanding any provision of this Security or the Indenture, if any amount of principal, premium or interest would otherwise be due on this Security on a day (the “Specified Day”) that is not a Business Day, such amount may be paid or made available for payment on the next succeeding Business Day with the same force and effect as if such amount were paid on the Specified Day (but no interest will accrue as a result of that postponement).

For the purposes of this Security, “Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law to close in New York City or Toronto.

The Bank may make any and all payments of principal, premium and interest on this Security pursuant to the applicable procedures of the Depositary or otherwise for this Security as permitted in the Indenture.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Bank has caused this instrument to be duly executed.

THE TORONTO-DOMINION BANK

Dated: _____________	By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Exh. A-2

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as U.S. Trustee

Dated: _____________	By:
Name:
Title:

[REVERSE OF SECURITY]

Exh. A-3

1. Securities and the Indenture

This Security is one of a duly authorized issue of securities of the Bank (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of September 15, 2016 (the “Base Indenture”), among the Bank, and Computershare Trust Company, National Association, as U.S. Trustee (the “U.S. Trustee”) and Computershare Trust Company of Canada, as Canadian Trustee (the “Canadian Trustee” and, together with the U.S. Trustee, the “Trustees” and each, a “Trustee”), as supplemented by the Fifth Supplemental Indenture, dated as of September 23, 2025 (the “Fifth Supplemental Indenture”; the Base Indenture, as so supplemented, the “Indenture”), among the Bank, the U.S. Trustee and the Canadian Trustee, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Bank, the Trustees and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof initially limited in aggregate principal amount to $750,000,000, provided that the Bank may, without the consent of any Holder, at any time and from time to time, increase the initial principal amount.

2. Redemption; No Sinking Fund; Satisfaction and Discharge

The Bank may, at its option, with the prior written approval of the Superintendent and without the consent of the Holders of the Securities, redeem the Securities, in whole but not in part, at any time within 90 days following a Regulatory Event Date, on not less than 10 days’ and not more than 60 days’ prior written notice to the Holders of the Securities, at a redemption price which is equal to the Redemption Price.

The Bank may, at its option, with the prior written approval of the Superintendent and without the consent of the Holders of the Securities, redeem the Securities, in whole, but not in part, at any time following a Tax Event Date, on not less than 10 days’ and not more than 60 days’ prior written notice to the Holders of the Securities, at a redemption price which is equal to the Redemption Price.

The Bank may, at its option, with the prior written approval of the Superintendent and without the consent of the Holders of the Securities, redeem the Securities in cash, in whole or in part, on not less than 10 days’ and not more than 60 days’ prior written notice to the registered Holders of the Securities, on the Initial Reset Date and each January 31, April 30, July 31 and October 31 thereafter, at a redemption price which is equal to the Redemption Price.

Upon the occurrence of a Preferred Share Redemption on any date other than the Maturity Date, a corresponding number of Outstanding Notes with an aggregate principal amount equal to the aggregate face amount of Preferred Shares redeemed by the Bank pursuant to the Preferred Share Redemption, shall automatically and immediately be redeemed for a cash amount equal to the Redemption Price, on a full and permanent basis, without any action on the part of, or the need for consent from, the Holders of such Securities. For certainty, to the extent that the Bank has immediately prior to or concurrently with such Preferred Share Redemption redeemed or purchased for cancellation a corresponding number of Outstanding Notes in accordance with the terms of the Indenture, the foregoing requirement to automatically and immediately redeem a corresponding number of Outstanding Notes shall be deemed satisfied.

Except as provided in Article Eleven of the Fifth Supplemental Indenture and this Section 2, the Bank shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Securities. At any time the Bank may, with the prior written approval of the Superintendent, purchase Securities, in whole or in part, by tender offer, open market purchases, negotiated transactions or otherwise in accordance with applicable securities laws and regulations, so long as such acquisition does not otherwise violate the terms of the Indenture, upon such terms and at such prices as the Bank may determine. Securities purchased by the Bank shall, subject to the following paragraph, be cancelled and shall not be re-issued. Notwithstanding the foregoing, any subsidiary of the Bank may purchase Securities in the ordinary course of its business of dealing in securities.

If any Securities are to be cancelled pursuant to the preceding paragraph, the Bank shall, with the prior written approval of the Superintendent, redeem a corresponding number of Preferred Shares (which amount shall equal the aggregate principal amount of the Securities to be cancelled) then held by the Limited Recourse Trustee for cancellation, and, unless otherwise satisfied, the proceeds from the redemption of such Preferred Shares shall be applied by the Limited Recourse Trustee first towards the payment of the principal amount of, and second towards any accrued and unpaid interest on, the Securities, and should such proceeds of redemption be insufficient to pay such amounts in full, the Bank shall be obligated to fund any shortfall.

Exh. A-4

This Security will not be subject to, or entitled to the benefit of, any sinking fund.

The provisions of Section 10.01(b) of the Base Indenture shall be subject to the prior written approval of the Superintendent.

The following shall apply to this Security:

The Indenture shall upon an Issuer Order cease to be of further effect with respect to this Security, and the Trustees, at the expense of the Bank, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture with respect to this Security, when (a) all Securities theretofore authenticated and delivered (other than (i) Securities which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.09 of the Base Indenture and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Bank and thereafter repaid to the Bank or discharged from such trust, as provided in Section 10.04 of the Base Indenture) have been delivered to a Trustee for cancellation; (b) the Bank has paid or caused to be paid all other sums payable hereunder by the Bank and (c) the Bank has delivered to the Trustees an Officer’s Certificate stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Indenture with respect to the Securities have been complied with.

3. Subordination

The indebtedness evidenced by this Security is a direct unsecured debt obligation of the Bank constituting bank Subordinated Indebtedness and, in the event of the insolvency or winding-up of the Bank, the Indebtedness evidenced by the Security shall rank: (1) subordinate in right of payment to the prior payment in full of all Higher Ranked Indebtedness and (2) in right of payment equally with and not prior to the Junior Deeply Subordinated Indebtedness (other than the Junior Deeply Subordinated Indebtedness which by its terms ranks subordinate to the Notes), in each case, from time to time outstanding. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) authorizes and directs the Trustees on his or her behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided. Each Holder hereof, by his or her acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Indebtedness, other than Junior Deeply Subordinated Indebtedness, whether now outstanding or hereafter created, incurred, assumed or guaranteed, and waives reliance by each such holder upon said provisions.

4. Repayment at the Option of the Holder

This Security will not be subject to repayment at the option of the Holder.

5. Modification and Waiver

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Bank and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Bank and the Trustees with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Bank with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and the Persons who are Beneficial Owners of interests represented hereby, and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Exh. A-5

Subject to the provisions of the Indenture, the Bank will not without, but may from time to time with, the prior written approval of the Superintendent, make any modification to the Indenture or the Security in a manner that would affect the regulatory capital classification afforded to the Security from time to time for capital adequacy requirements pursuant to the Bank Act and the regulations and guidelines thereunder, including the CAR Guideline.

6. Default; Remedies

If an Event of Default occurs and is continuing, the rights and remedies of the Holders and either Trustee shall be as set forth in Article V of the Fifth Supplemental Indenture.

For the avoidance of doubt, none of (i) the non-payment of principal amount of or interest on this Security, (ii) a default in the performance of any other covenant of the Bank in the Indenture or (iii) the occurrence of a Contingent Conversion upon a Trigger Event shall constitute an Event of Default under the Indenture or this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Bank to pay the principal of, any premium and interest on, or Redemption Price for, this Security at the times, place and rate, and in the coin or currency, herein prescribed, provided, however, that the sole remedy of a Holder if the Bank does not make such payment shall be recourse to such Holder’s proportionate share of the Corresponding Limited Recourse Trust Assets.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless (1) such Holder shall have previously given the Trustees written notice of a continuing Event of Default or failure of the Limited Recourse Trustee to deliver a Holder’s proportionate share of the Corresponding Limited Recourse Trust Assets to such Holder, (2) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustees to institute proceedings in respect of such Event of Default or failure of the Limited Recourse Trustee to deliver a Holder’s proportionate share of the Corresponding Limited Recourse Trust Assets to such Holder, in its own name as Trustees hereunder, (3) such Holder or Holders have offered to the Trustees full indemnity and/or security against reasonable costs, expenses and liabilities to be incurred in compliance with such request, (4) the Trustees for 90 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding and (5) no direction inconsistent with such written request has been given to the Trustees during such 90-day period by the Majority Holders. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein if a Trigger Event has not occurred, provided, however, that the sole remedy of a Holder if the Bank does not make such payment shall be recourse to such Holder’s proportionate share of the Corresponding Limited Recourse Trust Assets.

7. Disclosure under Interest Act (Canada)

For disclosure purposes under the Interest Act (Canada), whenever in the Securities or the Indenture interest at a specified rate is to be calculated on the basis of a period less than a calendar year, the yearly rate of interest to which such rate is equivalent is such rate multiplied by the actual number of days in the relevant calendar year and divided by the number of days in such period.

8. Transfer or Exchange

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security register, upon surrender of this Security for registration of transfer at the office or agency of the Bank in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Bank and the Security registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of Authorized Denominations (as defined below) and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

Exh. A-6

The Securities of this series are issuable only in registered form without coupons in “Authorized Denominations”, which term shall have the following meaning: for each Security of this series, the Authorized Denominations shall be $200,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different Authorized Denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange of Securities as provided above, but the Bank or the Trustees may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Bank, the Trustees and any agent of the Bank or the Trustees may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Bank, the Trustees nor any such agent shall be affected by notice to the contrary.

9. Recourse Event

Notwithstanding any other provision in this Security or in the Indenture, the sole remedy of a Holder in the event of a Recourse Event (including, for the avoidance of doubt, the non-payment of the principal amount of, interest on or the Redemption Price for the Securities when due) shall be recourse to such Holder’s proportionate share of the Corresponding Limited Recourse Trust Assets. Upon any such Recourse Event, the principal amount of, and accrued and unpaid interest on, the Securities will become immediately due and payable without any declaration or other act on the part of the Trustees or any Holders; provided that recourse for such principal amount and accrued and unpaid interest shall be solely to the Corresponding Limited Recourse Trust Assets. The delivery of a Holder’s proportionate share of the Corresponding Limited Recourse Trust Assets to such Holder shall exhaust all remedies of such Holder under the Securities including in connection with any Recourse Event. All claims of a Holder against the Bank shall be extinguished upon receipt by such Holder of such Holder’s proportionate share of the Corresponding Limited Recourse Trust Assets. The delivery to a Holder of such Holder’s proportionate share of the Corresponding Limited Recourse Trust Assets shall be deemed to be in full satisfaction of the Securities and shall exhaust all remedies of such Holder against the Bank in accordance with Section 5.3 of the Fifth Supplemental Indenture regardless of whether the value of such Holder’s proportionate share of the Corresponding Limited Recourse Trust Assets is less than the principal amount of and any accrued and unpaid interest on the Securities or the Redemption Price of the Securities, as applicable.

Upon a Recourse Event, the Bank reserves the right not to (a) deliver Common Shares or Preferred Shares to any Person whom the Bank or its transfer agent has reason to believe is an Ineligible Person or any person who, by virtue of that delivery, would become a Significant Shareholder or (b) record in its securities register a transfer or issue of Common Shares or Preferred Shares to any person whom the Bank or its transfer agent has reason to believe is an Ineligible Government Holder based on a declaration submitted to the Bank or its transfer agent by or on behalf of such person. In such circumstances, the Bank or its transfer agent will hold, as agent for such Persons, the Common Shares or Preferred Shares that would have otherwise been delivered to such Persons and will attempt to facilitate the sale of such Common Shares or Preferred Shares to parties other than the Bank and its Affiliates on behalf of such Persons through a registered dealer to be retained by the Bank on behalf of such Persons. Those sales (if any) may be made at any time and at any price. The Bank shall not be subject to any liability for failure to sell any such Common Shares or Preferred Shares on behalf of such Persons or at any particular price on any particular day. The net proceeds received by the Bank or its transfer agent from the sale of any such Common Shares or Preferred Shares will be delivered to any such person, after deducting the costs of sale and any applicable withholding taxes. The Bank shall deliver a check or send a wire transfer in immediately available funds representing the aggregate net proceeds to the Depository (if the Common Shares or Preferred Shares are then held in the form of one or more global securities) or in all other cases to such Persons in accordance with the regular practices and procedures of the Depository or otherwise.

Exh. A-7

10. Agreements of Holders and Beneficial Owners of this Security

By acquiring this Security, each Holder and Beneficial Owner of this Security or any interest herein, including any person acquiring this Security or interest herein after the date hereof, irrevocably acknowledges, consents and agrees with and for the benefit of the Bank and the Trustees that, upon the occurrence of any redemption in Section 2, (1) such redemption shall occur without any further action on the part of such Holder or Beneficial Owner and (2) such redemption shall not constitute an Event of Default under the terms of the Securities or the Indenture, and that following such redemption, such Holder or Beneficial Owner will not have any rights against the Bank with respect to the repayment of the principal amount of, or interest on, the Securities other than recourse to the Corresponding Limited Recourse Trust Assets.

11. Contingent Conversion Upon a Trigger Event

Upon the occurrence of a Trigger Event and immediately following a Contingent Conversion, each Holder will be entitled to receive from the Limited Recourse Trustee, such Holder’s proportionate share of the Corresponding Limited Recourse Trust Assets (subject to Section 9.3 of the Fifth Supplemental Indenture), such that the subordination provisions of the Securities will not be relevant since all of the Securities will have been converted into Common Shares which will rank on parity with all other Common Shares of the Bank.

The number of Common Shares that will be held by the Limited Recourse Trustee following a Contingent Conversion and immediately before the delivery of the Common Shares (other than any Dividend Common Shares) to Holders will be equal to the product of (a) the number of Preferred Shares held by the Limited Recourse Trustee immediately prior to a Contingent Conversion, times (b) the quotient obtained by dividing (i) the Multiplier multiplied by the Share Value, divided by (ii) the Conversion Price (rounding down, if necessary, to the nearest whole number of Common Shares).

Notwithstanding any other provision in this Security or in the Indenture, the occurrence of a Trigger Event and the delivery of Common Shares to the Holders pursuant to the provisions hereof shall not be an Event of Default and the only consequence of a Trigger Event shall be the right of the Holders to receive the Corresponding Limited Recourse Trust Assets (which shall be the fully-paid Common Shares then held by the Limited Recourse Trustee pursuant to a Contingent Conversion (other than any Dividend Common Shares)).

12. Defined Terms

All terms used in this Security not otherwise defined herein that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

13. Governing Law

Except as otherwise provided in the Indenture or in this Security, this Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, except for Sections 3 and 11 hereof, which shall be governed by the laws of the Province of Ontario and the Federal laws of Canada applicable therein.

Exh. A-8